EXHIBIT 3.2

BYLAWS FOR THE REGULATION, EXCEPT AS

OTHERWISE PROVIDED BY STATUTE OR ITS

ARTICLES OF INCORPORATION, OF

JUFEEL INTERNATIONAL GROUP

a Wyoming corporation

ARTICLE I

OFFICES

Section 1. Principal Executive Office. The principal executive office of the corporation shall be located as directed by the board of directors.

Section 2. Other Offices. Other business offices may at any time be established by the board of directors at any place or places by them or where the corporation is qualified to do business.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. Place of Meetings. All meetings of share-holders shall be held at the principal executive office of the corpora-tion, or at any other place within or without the State of Wyom-ing which may be designated either by the board of directors or by the written consent of all persons entitled to vote thereat and not present at the meeting, given either before or after the meet-ing and filed with the secretary of the corpora-tion.

Section 2. Annual Meetings. The annual meetings of share-holders shall be fixed by the board of di-rectors. At such meet-ings directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the share-holders.

Section 3. Special Meetings. Special meetings of the share-holders, for the purpose of taking any action permitted by the shareholders under the Wyoming Business Corporation Act and the certificate of incorporation of the corporation, may be called at any time by the chairman of the board or the president, or by the board of directors, or by one or more holders of shares entitled to cast in the aggregate not less than twenty percent (20%) of the votes at the meeting. Upon request in writing that a special meeting of shareholders be called for any proper purpose, directed to the chairman of the board, president, vice president or secretary by any person (other than the board of directors) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than twenty (20) nor more than sixty (60) days after receipt of the request.

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Section 4. Notice of Annual or Special Meeting. Written notice of each annual or special meeting of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each sharehol-der entitled to vote -thereat. Such written notice shall be given either personally or by mail or other means of written communica-tion, charges prepaid, addressed to such shareholder at his address appearing on the -books of the corporation or given by him to the corporation for the purpose of notice. If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service as unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of the notice or report to all other shareholders. If a shareholder gives no address, notice shall be deemed to have been given him if sent by mail or other means of written com-muni-cation addressed to the place where the principal executive office of the corporation is situated, or if published at least once in some newspaper of general circula-tion in the county in which said principal executive office is located.

Any such notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any such notice in accordance with the foregoing provisions, exe-cuted by the secretary, assistant secretary or any transfer agent of the corporation, shall be prima facie evidence of the giving of the notice.

Section 5. Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business at any meeting of shareholders. The shareholders pre-sent at a duly called or held meeting at which a quorum is present may con-tinue to do business until adjournment, notwith-standing the with-drawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 6. Adjourned Meeting and Notice Thereof. Any share-holders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a ma-jority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum at the commencement of the meeting, no other business may be transacted at such meeting.

When any shareholders' meeting, either annual or special, is adjourned for thirty (30) days or more, or if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as provided above, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be trans-acted thereat, other than by announce-ment of the time and place thereof at the meeting at which such adjourn-ment is taken.

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Section 7. Voting. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the Wyoming Business Corporation Act (relating to voting of shares held by a fiduciary, in the name of a corporation, or in joint ownership). The shareholders may vote by voice vote or by ballot; provided, however, that all elections for director shall be by ballot. If a quorum is present, the affirmative vote of the ma-jority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of a greater number of voting by classes is required by the Wyoming Business Corporation Act or the certificate of incor-poration.

Section 8. Validation of Defectively Called or Noticed Meet-ing. The transactions of any meeting of sharehold-ers, either an-nual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, -either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, or who, though -present, has, at the beginning of the meeting, properly objected to the transaction of any business because the meeting was not lawfully called or convened, or to particular matters of business legally required to be included in the notice, but not so in-cluded, signs a written waiver of notice, or a consent to the -holding of such meeting, or an approval of the minutes there-of. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Neither the business to be trans-acted at nor the purpose of any regular or special meeting of share-holders need be specified in any written waiver of notice or consent, except that if action is taken or proposed to be taken for approval of any of those matters specified in paragraph (e) of Section 4 above, the waiver of no-tice or consent shall state the general nature of the proposal.

Section 9. Action Without Meeting. Directors may be elected without a meeting by a consent in writing, setting forth the ac-tion so taken, signed by all of the persons who would be entitled to vote for the election of directors, provided that, without prior no-tice except as hereinafter set forth, a director may be elected at any time to fill a vacancy not filled by the directors by the -written consent of persons holding a majority of the outstanding shares entitled to vote for the election of directors.

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Any other action which, under any provi-sion of the Wyoming Business Corporation Act, may be taken at a meeting of the share-holders, may be taken without a meeting, and without prior notice except as hereinafter set forth, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding -shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at -which all shares entitled to vote thereon were present and voted, unless the consents of all shareholders entitled to vote have been soli-cited in writing.

Unless, as provided in Section 12 of this Article II, the board of directors has fixed a record date for the determination of shareholders entitled to notice of and to give such written consent, the record date for such determination shall be the day on which the first written consent is given. All such written consents shall be filed with the secretary of the corpora-tion.

Any shareholder giving a written consent, or the share-holder's proxy holders, or a transferee of the shares or a per-sonal repre-sentative of the shareholder or their respec-tive proxy holders, may revoke the consent by a writing received by the cor-poration prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary of the corporation, but may not do so there-after. Such revocation is effective upon its receipt by the sec-retary of the corporation.

Section 10. Proxies. Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the secretary of the corporation. Subject to the Wyoming Business Corporation Act in the case of any proxy which states that it is irrevocable, any proxy duly executed shall continue in full force and effect until (i) an instrument revoking it or a duly executed proxy bearing a later date is filed with the secretary of the cor-pora-tion prior to the vote pursuant thereto, (ii) the person exe-cu-ting the proxy attends the meeting and votes in person, or (iii) written notice of the death or incapacity of the maker of such proxy is received by the corporation before the vote pursuant -thereto is counted; provided that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless otherwise provided for in the proxy. The dates contained on the forms of proxy shall presump-tively determine the order of execution of the proxies, regardless of the postmark -dates on the envelopes in which they are mailed.

Without limiting the manner in which a shareholder may authorize another person or persons to act for him as proxy, the following shall constitute a valid means by which a shareholder may grant such authority.

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(a)	A shareholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the shareholder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by electronic means or by facsimile signature.

(b)	A shareholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, email or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram email or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram email or other electronic transmission was authorized by the shareholder. If it is determined that such telegrams, cablegrams email or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

(c)	Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission described in Paragraphs (a) or (b) may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 11. Inspectors of Election. In advance of any meet-ing of shareholders, the board of directors may appoint any person or persons other than nominees for office as inspectors of elec-tion to act at such meeting or any adjournment thereof. If in-spectors of election be not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of in-spec-tors shall be either one (1) or three (3). If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall deter-mine whether one (1) or three (3) inspectors are to be ap-pointed. In case any person appointed as inspector fails to ap-pear or fails or refuses to act, the vacancy may, and on the request of any -share-holder or a shareholder's proxy shall, be filled by appoint-ment by the board of directors in advance of the meeting, or at the meeting by the chairman of the meeting.

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The duties of such inspectors shall be as prescribed by the Wyoming Business Corporation Act and shall include: determining the number of shares outstand-ing and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

The inspectors of election shall perform their duties impar-ti-ally, in good faith, to the best of their ability and as expedi-tiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effec-tive in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

Section 12. Record Date for Shareholder Notice, Voting and Giving Consents. For purposes of determining the sharehold-ers entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the board of direc-tors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in this event only sharehold-ers of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Wyoming Business Cor-pora-tion Act.

If the board of directors does not so fix a record date:

(a)	The record date for determining share-holders entitled to notice of or to vote at a meeting of share-holders shall be at the close of business on the business day next preceding the day on which notice is given, or if notice is waived, at the close of business on the business day next prece-ding the day on which the meeting is held.

(b)	The record date for determining share-holders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the board has been taken, shall be the day on which the first written con-sent is given, or (ii) when prior action of the board is required by the Wyoming Business Corporation Act, shall be at the close of business on the day on which the board adopts the reso-lution relating to that action, or the six-tieth (60th) day before the date of such other action, whichever is later.

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ARTICLE III

DIRECTORS

Section 1. Powers. Subject to the provisions of the Wyom-ing Business Corporation Act, and to any limitations in the cer-tificate of incorporation and these bylaws, relating to action required to be approved by the shareholders or approved by the outstanding shares, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the cor-pora-tion shall be managed by, the board of directors. Without prejudice to such general powers, but subject to the same limita-tions, it is hereby expressly declared that the board of directors shall have the fol-lowing powers, to wit:

(a)	To select and remove all the offi-cers, agents and em-ployees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the certi-ficate of incor-poration or with these by-laws, fix their compensation and require from them secu-rity for faithful service.

(b)	To conduct, manage and control the affairs and busi-ness of the corporation, and to make such rules and regula-tions therefor not inconsistent with law, or with the certificate of incorpor-ation or with these bylaws, as they may deem best.

(c)	To change the principal executive office and principal office for the transaction of the corpora-tion from one location to another; to fix and locate from time to time one or more subsidiary offices of the corporation within or without the State of Wyoming; to desig-nate any place within or without the State of Wyoming for the holding of any share-holders' meeting or meetings; and to adopt, make and use a cor-porate seal, and to prescribe the forms of certi-ficates of stock, and to alter the form of such seal and of such certifi-cates from time to time, as in their judgment they may deem best, provided such seal and such certi-ficates shall at all times comply with the provisions of law.

(d)	To authorize the issuance of shares of stock of the cor-poration from time to time, upon such terms as may be lawful.

(e)	To borrow money and incur indebted-ness for the pur-poses of the corporation, and to cause to be executed and de-livered therefor, in the corporate name, promis-sory notes, bonds, deben-tures, deeds of trust, mort-gages, pledges, hypo-thecations or other evidences of debt and securities therefor.

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Section 2. Number and Qualification of Directors. The auth-orized number of directors shall be no less than one, and shall be such maximum number of persons as may be deter-mined from time to time by resolutions of the board of directors.

Section 3. Election and Term of Office. The direct-ors shall be elected at each annual meeting of shareholders but, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. All directors shall hold of-fice until their respective successors are elected and qualified, subject to the Wyoming Business Corporation Act and the provisions of these bylaws with respect to vacancies on the board of direc-tors.

Section 4. Vacancies. A vacancy in the board of direc-tors shall be deemed to exist in case of the death, resigna-tion or re-moval of any director, or if the board of directors by resolu-tion declares vacant the office of a director who has been declared of unsound mind by order of court or convicted of a felony, or if the authorized number of directors be increased, or if the share-holders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

Vacancies in the board of directors, except for a vacancy created by the removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the shareholders. A vacancy in the board of directors created by the removal of a director may only be filled by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares entitled to vote.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent shall require the consent of holders of a majority of the outstanding shares entitled to vote.

Any director may resign effective upon giving written notice to the chairman of the board, the chief executive officer, the presi-dent, the secretary or the board of directors of the corporation, unless the notice specifies a later time for the effectiveness of such resigna-tion. If the board of directors accepts the resigna-tion of a director tendered to take effect at a future time, the board of directors or the shareholders shall have power to elect a succes-sor or take office when the resignation is to become effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

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Section 5. Place of Meeting. Regular meetings of the board of directors shall be held at any place within or without the -State of Wyoming which has been designated from time to time by resolution by the board or by written consent of all members of the board of directors. In the absence of such desig-nation, regu-lar meetings shall be held at the principal executive office of the corporation. Special meetings of the board may be held either at a place so designated or at the principal execu-tive of-fice.

Section 6. Annual Meeting. Immediately following each an-nual meeting of shareholders, the board of directors shall hold a regular meeting at the place of said annual meeting or at such other place as shall be fixed by the board of directors, for the purpose of organization, election of officers, and the transac-tion of other business. Call and notice of such meetings are hereby dispensed with.

Section 7. Other Regular Meetings. Other regular meetings of the board of directors shall be held without call on the date and at the time which the board of directors may from time to time designate; provided, however, that should the day so designated fall upon a Saturday, Sunday or legal holiday observed by the cor-poration at its principal executive office, then said meeting -shall be held at the same time on the next day thereafter ensuing which is a full business day. Notice of all such regular meetings of the board of directors is hereby dispensed with.

Section 8. Special Meetings. Special meetings of the board of directors for any purpose or purposes shall be called at any time by the chairman of the board, the president, any vice presi-dent, the secretary or by any director.

Special meetings of the board of directors shall be held upon four (4) days' written notice or forty-eight (48) hours' notice given personally or by telephone, telegraph, telex or other simi-lar means of communication. Any such notice shall be ad-dressed or delivered to each director at such direc-tor's address as it is shown upon the records of the corporation or as may have been -given to the corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascer-tainable, at the place in which the meetings of the directors are regularly held.

Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mail, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmis-sion, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

Any notice shall state the date, place and hour of the meet-ing. Notice given to a director in accordance with this section shall constitute due, legal and personal notice to such director.

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Section 9. Action at a Meeting: Quorum and Required Vote. The presence of a majority of the authorized number of directors at a meeting of the board of directors constitutes a quorum for the transaction of business, except as hereinafter provided. -Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, unless a greater number, or the same number, after disqualifying one or more direc-tors from voting, is required by law, by the certifi-cate of incor-poration or by these bylaws. A meeting at which a quorum is ini-tially present may continue to transact business notwithstand-ing the withdrawal of directors, provided that any action taken is approved by at least a majority of the required quorum for such meeting.

Section 10. Validation of Defectively Called or Noticed -Meet-ings. The transactions of any meeting of the board of direc-tors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present or who, though present, has prior to the meeting or at its commencement, protested the lack of proper notice to him, signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corpor-ate records or made a part of the minutes or the meeting.

Section 11. Adjournment. A majority of the directors present, whether or not constituting a quorum, may adjourn any board of directors' meeting to another time or place.

Section 12. Notice of Adjournment. If a meeting is ad-journed for more than twenty-four (24) hours, notice of any ad-journment to another time or place shall be given prior to the time of the ad-journed meeting to the directors who were not -present at the time of adjournment; otherwise, notice of the time and place of holding an adjourned meeting need not be given to absent direc-tors if the time and place be fixed at the meeting adjourned.

Section 13. Participation in Meetings by Conference Tele-phone. Members of the board of directors may participate in a meeting through use of conference telephone or similar com-munica-tions equip-ment, so long as all members participating in such meeting can hear one another. Participating in a meeting as per-mitted in this Section constitutes presence in person at such meeting.

Section 14. Action Without Meeting. Any action by the board of directors may be taken without a meeting if all members of the board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the board and shall have the same force and effect as a unanimous vote of such directors.

Section 15. Fees and Compensation. Directors and members of committees may receive such compensation, if any, for their ser-vices, and such reimbursement for expenses, as may be fixed or determined by resolution of the board of directors.

Section 16. Committees. The board of directors may, by re-solution adopted by a majority of the authorized number of direc-tors, designate an executive and other committees, each consisting of one (1) or more directors, to serve at the pleasure of the -board of directors, and may prescribe the manner in which proceed-ings of any such committee meetings of such committee may be regu-larly scheduled in advance and may be called at any time by any two (2) members thereof; otherwise, the provisions of these bylaws with respect to notice and conduct of meetings of the board of directors shall govern. Any such committee, to the extent pro-vided in a resolution of the board of directors, shall have all of the authority of the board of directors, except as limited by the Wyoming Business Corporation Act.

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ARTICLE IV

OFFICERS

Section 1. Officers. The officers of the corporation shall be a chief executive officer, a president, a secretary and a -chief financial officer. The corporation may also have, at the discretion of the board of direc-tors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasur-ers, and such other officers as may be ap-pointed in accordance with the provisions of Section 3 of this Article. Any number of offices may be held by the same person.

Section 2. Election. The officers of the corpora-tion, ex-cept such officers as may be appointed in accordance with the pro-visions of Section 3 or Section 6 of this Article, shall be chosen annually by, and shall serve at the pleasure of, the board of di-rectors, and each shall hold his office until he or she shall re-sign or shall be removed or otherwise disqualified to serve, or his or her successor shall be elected and qualified.

Section 3. Subordinate Officer. The board of direc-tors or the chief executive officer may appoint such other offi-cers as the business of the corpor-ation may require, each of whom shall hold office for such period, have such authority and perform such du-ties as are provided in these bylaws or as the board of directors may from time to time determine.

Section 4. Removal and Resignation. Subject to the rights, if any, of an officer under any contract of employment, any of-ficer may be removed, either with or without cause, by the board of direc-tors, at any regular or special meeting thereof, or, ex-cept in case of an officer chosen by the board of direc-tors, by any officer upon whom such power or removal may be conferred by the board of directors.

Any officer may resign at any time by giving written notice to the board of directors, or to the president or to the secretary of the corporation. Any resigna-tion is without prejudice to the rights, if any, of the corpora-tion under any contract to which such officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regu-lar election or appointment to such office.

Section 6. Chairman of the Board. The chairman of the -board, if there be such an office, shall pre-side at all meet-ings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by these bylaws.

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Section 7. Chief Executive Officer. Subject to such super-visory powers, if any, as may be given by the board of direc-tors to the chairman of the board, if there be such an officer, the chief executive officer shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and officers of the corpora-tion. He shall preside at all meetings of the share-holders and at all meetings of the board of directors. He shall be ex officio a member of all the stand-ing committees, including the executive committee, if any, and shall have the general power and duties of management usually -vested in the office of president of a corpora-tion, and shall have such other powers and duties as may be pre-scribed by the board of directors or these bylaws.

Section 8. President. The president shall be the chief op-erating officer of the corporation, and in the event of absence or disability of the chief executive officer, or if no chief execu-tive officer has been appointed by the board of directors, shall perform all the duties of the chief executive officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the chief executive officer.

Section 9. Vice Presidents. In the absence or disa-bility of the president, the vice presidents in order of their rank as fixed by the board of directors or, if not ranked, a vice president des-ig-nated by the board of directors, if there be such an officer or officers, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents, if there be such an officer or officers, shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or these bylaws.

Section 10. Secretary. The secretary shall record or cause to be recorded, and shall keep or cause to be kept, at the princi-pal executive office or such other place as the board of directors may order, a book of minutes of all meetings and ac-tions, of the share-holders, the board directors and all commit-tees thereof, with the time and place of holding of meetings, whether regular or -special, and, if special, how authorized, the notice thereof -given, the names of those present at directors' meetings, the num-ber of shares present or represented at share-holders' meet-ings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the prin-cipal executive office or at the office of the corpora-tion's transfer agent, or registrar, if one be appointed, a share regis-ter, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certifi-cates issued for the same, and the number and date of cancella-tion of every certificate surrendered for cancellation.

Section 11. Chief Financial Officer. The chief finan-cial officer shall keep and maintain, or cause to be kept and main-tained, adequate and colored accounts of the properties and busi-ness trans-actions of the corporation, including accounts of its assets, lia-bilities, receipts, disbursements, gains, losses, capi-tal, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

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The chief financial officer shall deposit all moneys and -other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of direc-tors. He shall disburse the funds of the corpora-tion as may be ordered by the board of directors, shall render to the president and direc-tors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial con-dition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of direc-tors or these bylaws.

Section 12. Assistant Secretaries and Assistant Treas-urers. In the absence or disability of the secretary or the chief finan-cial officer, their duties shall be performed and their pow-ers exercised, respectively, by any assistant secretary or any assis-tant treasurer which the board of directors may have elected or ap-pointed. The assistant secretaries and the assis-tant treasurers shall have such other duties and powers as may have been delegated to them, respec-tively, by the secretary or the chief financial officer or by the board of directors.

ARTICLE V

INDEMNIFICATION OF DIRECTORS,

OFFICERS, EMPLOYEES AND OTHER AGENTS

Section 1. Definitions. For the purpose of this Article V, "agent" means any person who is or was a director, officer, em-ployee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, of-ficer, employee or agent of a foreign or domestic corporation -which was a predecessor corporation of the corpora-tion or of an-other enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, crimi-nal, adminis-trative, arbitrative or investiga-tive; and whether formal or informal, and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under Section 4 or Section 5(c) of this Article V.

Section 2. Actions by Third Parties. The corporation shall indemnify any person who was or is a party, or is threat-ened to be made a party, to any proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was an agent of the corporation, against expenses, judg-ments, fines, settlements and other amounts actually and reason-ably incurred in connection with such proceed-ing to the fullest extent permitted by the laws of the State of Wyoming as they may exist from time to time.

Section 3. Actions by or in the Right of the Corpora-tion. The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action to the fullest extent permitted by the laws of the State of Wyoming as they may exist from time to time.

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Section 4. Advance of Expenses. Expenses incurred in de-fending any proceeding may be advanced by the corporation prior to the final disposition of such proceeding upon receipt of a request therefor and an undertaking by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the -agent is not entitled to be indemnified as authorized in this -Article V.

Section 5. Contractual Nature. The provision of this Ar-ticle V shall be deemed to be a contract between the corporation and each director and officer who serves in such capacity at any time while this Article is in effect, and any repeal or modifica-tion thereof shall not affect any rights or obligations then ex-isting with respect to any state of facts then or theretofore ex-isting or any action, suit or proceeding theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

Section 6. Insurance. Upon and in the event of a determina-tion by the board of directors to purchase such insur-ance, the corporation shall purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the -agent's status as such whether or not the corporation would have the power to indemnify the agent against such liability under the provisions of this Article V. All amounts received by an agent under any such policy of insurance shall be applied against, but shall not limit, the amounts to which the agent is entitled pursu-ant to the foregoing provisions of this Article V.

Section 7. ERISA. To assure indemnification under this provision of all such persons who are or were "fiduciaries" of an employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), the provisions of this Article V shall, except as limited by Section 410 of ERISA, be interpreted as follows: an "other enterprise" shall be deemed to include an employee benefit plan; the corpora-tion shall be deemed to have requested a person to serve as an employee of an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by , such person to the plan or par-ticipants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in compliance with ERISA and the terms of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

ARTICLE VI

GENERAL CORPORATE MATTERS

Section 1. Record Date for Purposes Other Than Notice and Voting. For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any right in respect of any other lawful action (other than as provided in Section 12 of Ar-ticle II of these bylaws), the board of directors may fix, in ad-vance, a record date, which shall not be more than sixty (60) days before any such action, and in that case only shareholders of record on the date so fixed are entitled to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the Wyoming Business Corporation Act.

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If the board of directors does not so fix a record date, the record date for determining shareholders for any such purpose -shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

Section 2. Inspection of Corporate Records. The account-ing books and records, the records of shareholders, and minutes of proceedings of the shareholders and the board and committees of the board of directors of the corporation and any subsidiary of the corporation shall be open to inspection upon the written de-mand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a share- holder or as the holder of such voting trust certifi-cate. Such inspection by a shareholder or holder of a vot-ing trust certi-ficate may be made in person or by an agent or at-tor-ney, and the right of inspection includes the right to copy and make ex-tracts.

A shareholder or shareholders holding at least five percent (5%) in the aggregate of the outstanding voting shares of the cor-poration or who hold at least one percent (1%) of such voting -shares and have filed a Schedule 14B with the United States Secu-rities and Exchange Commission relating to the election of direc-tors of the corporation shall have (in person, or by agent or at-torney) the right to inspect and copy the record of sharehold-ers' names and addresses and shareholdings during usual business hours upon five (5) business days' prior written demand upon the cor-pora-tion and to obtain from the transfer agent, if any, for the corpora-tion, upon written demand and upon the tender of its usual charges, a list of the shareholders' names and addresses, who are entitled to vote for the election of directors, and their share-holdings, and of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made avail-able on or before the later of five (5) business days after the demand is received or the date specified therein as the date as of which the list is to be com-piled.

Every director shall have the absolute right at any reason-able time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corpora-tion. Such inspection by a director may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

Section 3. Inspection of Bylaws. The corporation shall keep in its principal executive office in California, or if its prin-cipal executive office is not in California, then at its principal business office in California (or other-wise provide upon written request of any shareholder) the original or a copy of the bylaws as amended or otherwise altered to date, certified by the secre-tary, which shall be open to inspec-tion by the share-holders at all reason-able times during office hours.

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Section 4. Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebted-ness, issued in the name of or payable to the corpora-tion, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board of directors.

Section 5. Contracts and Instruments; How Executed. The board of directors, except as in these bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so author-ized or rati-fied by the board of directors, no officer, agent or employee -shall have any power or authority to bind the corpora-tion by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

Section 6. Certificate for Shares. Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the chairman of the board or the president or a vice president and by the chief financial officer or an assistant treasurer or the secretary or any assis-tant secre-tary, certifying the number of shares and the Class or series of shares owned by the shareholder. Any of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certifi-cate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Any such certificate shall also contain such legend or other statement as may be required by applicable state securities laws, the federal securities laws, and any agreement between the corpo-ra-tion and the shareholders thereof.

Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the board of di-rec-tors or these bylaws may provide; provided, however, that on any certificate issued to represent any partly paid shares, the total amount of the consideration to be paid therefor and the -amount paid thereon shall be stated.

Except as provided in this Section 6, no new certificate for shares shall be issued in lieu of an old one unless the latter is surrendered and canceled at the same time. The board of direc-tors may, however, in case any certificate for shares is alleged to have been lost, stolen, or destroyed, authorize the issuance of a new certificate in lieu thereof, and the corporation may require that the corporation be given a bond or other adequate security sufficient to indemnify it against any claim that may be made against it (including expense or liabil-ity) on account of the al-leged loss, theft, or destruction of such certificate of the issu-ance of such new certificate.

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Section 7. Representation of Shares of Other Corpora-tions. The president or any other officer or officers authorized by the board of directors or the president are each authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or cor-pora-tions standing in the name of the corporation. The author-ity herein granted may be exercised either by any such officer in per-son or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

Section 8. Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the Wyoming Business Corporation Act shall govern the construction of these bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation as well as a natural person.

ARTICLE VII

AMENDMENTS TO BYLAWS

Section 1. Amendment by Shareholders. New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the certifi-cate of incorporation of the corporation sets forth the number of autho-rized directors of the corporation, the authorized number of di-rectors may be changed only by an amendment of the certificate of incorpor-ation.

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